Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of April 13, 2016 (the “Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee under the Secured Notes Indenture (as defined below) (the “Trustee”), SunTrust Bank, as escrow agent (the “Escrow Agent”) and SunTrust Bank, as securities intermediary (the “Intermediary”).

This Agreement is being entered into in connection with (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 21, 2015, by and among the Company, Schrader Acquisition Corporation (“Merger Sub”), a Delaware corporation and direct wholly owned subsidiary of Western Digital Technologies, Inc. (“WDT”), which is a wholly owned subsidiary of the Company, and SanDisk Corporation, a Delaware corporation (“SanDisk”), (ii) the Purchase Agreement (the “Purchase Agreement”), dated March 30, 2016, among the Company, the subsidiary guarantors named therein (the “WD Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), and (iii) the Secured Notes Indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Secured Notes Indenture”), by and between the Company, the Trustee and U.S. Bank National Association, as collateral agent, governing the Company’s 7.375% Senior Secured Notes due 2023 (the “Secured Notes”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.    Definitions. Capitalized terms, used but not defined herein, shall have the respective meanings specified in the Secured Notes Indenture or the Purchase Agreement, as applicable. A copy of the Purchase Agreement shall be provided to the Escrow Agent and the Trustee for the sole and limited purpose of reference to defined terms.

Section 2.    Appointment and Jurisdiction of Escrow Agent.

(a)    The Company and the Trustee hereby appoint SunTrust Bank, as the escrow agent and securities intermediary hereunder in accordance with the terms and conditions set forth herein, and SunTrust Bank, as escrow agent, hereby accepts such appointment. The Company, the Intermediary, the Trustee and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” with respect to the Escrow Account (as defined below) of the Intermediary is the State of New York for purposes of the New York UCC (as defined below), including Section 8-110 thereof. The Intermediary confirms and agrees that it is a securities intermediary with respect to the Escrow Account and that the Escrow Account is a “securities account”, each within the meaning of Article 8 of the New York UCC. The Company acknowledges that the Escrow Agent may currently be acting as a lender or as an agent under the Credit Agreement and the Company’s rights and obligations under any other agreement with the Escrow Agent (including the Credit Agreement) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Agreement, and none of such rights and obligations under such other agreements shall be affected by the Escrow Agent’s performance or lack of performance of services hereunder.

Section 3.    The Escrowed Property.

(a)    On the date hereof (the “Closing Date”), pursuant to Section 2 of the Purchase Agreement, the Initial Purchasers, at the direction and on behalf of the Company, are obligated to deposit in cash with the Escrow Agent $1,875,000,000, representing the gross proceeds from the offering of the Secured Notes (the “Proceeds”). The deposit made pursuant to subsection (a), together with any additional amounts deposited with the Escrow Agent by or on behalf of the Company, is referred to collectively herein as the “Escrowed Property.”

(b)    The “Outside Date” shall be October 21, 2016; provided that to the extent the Termination Date (as defined in the Merger Agreement) has been extended as provided in Section 8.1(b)(i) of the Merger Agreement and the Company delivers written notice in the form attached as Exhibit A hereto to the Trustee and the Escrow Agent that the Termination Date under the Merger Agreement has been extended in accordance with the terms of the Merger Agreement, the Outside Date shall be January 21, 2017. References herein to “Special Mandatory Redemption Price” shall mean 100% of the initial issue price of the Secured Notes, plus accrued and unpaid interest on the Secured Notes from the Closing Date through, but not including, the Special Mandatory Redemption Date (as defined in the Secured Notes Indenture). References herein to “Excess Escrowed Property” shall mean the excess, if any, of the Escrowed Property over the Special Mandatory Redemption Price.

The Escrow Agent shall have no duty to solicit the Escrowed Property. The Company certifies that the Escrowed Property shall be satisfactory for such purposes pursuant to the Secured Notes Indenture, and shall notify the Escrow Agent in writing at or prior to the transfer of the Escrowed Property to the Escrow Account. The Escrow Agent shall have no liability for any Escrowed Property, or for interest thereon, that remains unclaimed and/or is returned if such written notification is not given.

(c)    (i) Escrowed Property shall be held in account number 7961755 (Reference: Western Digital/US Bank Secured Notes Escrow) established and maintained with the Intermediary (together with any successor account or accounts, the “Escrow Account”), with wire instructions as follows:

Wire Instructions:
Name of Bank:	SunTrust Bank
City/State of Bank:	Richmond, VA
ABA Number of Bank:	061000104
Name of Account:	Escrow Services Richmond
Account Number at Bank:	9443001321
Reference:	Western Digital/US Bank Escrow – Secured Notes
Attn:	Nickida Dooley, 804-782-7610

Subject to and in accordance with the provisions hereof, the Escrow Agent agrees to hold the Escrowed Property in the Escrow Account, and the Intermediary agrees that the Escrow Account constitutes a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “New York UCC”)).

The Escrow Account will be established and maintained with the Intermediary in the name of the Escrow Agent, as escrow agent on behalf of the Company and the Trustee. The Escrow Agent shall administer the Escrow Account in accordance with the provisions of this Agreement, including, without limitation, holding in escrow, investing and reinvesting, and releasing or distributing the Escrowed Property.

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(ii)    As security for the due and punctual payment of all amounts that may be payable from time to time and the due and punctual performance of all other obligations outstanding under the Secured Notes Indenture and the Secured Notes, now or hereafter arising, the Company hereby pledges, assigns and grants to the Trustee, for the benefit of itself and the holders of the Secured Notes, a security interest in all of its rights, titles and interests in, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Company, in (1) the Escrow Account, (2) the Escrowed Property, (3) all “financial assets” (as defined in Section 8-102(a)(9) of the New York UCC) credited thereto, (4) all Investment Property (as defined Article 9 of the New York UCC) credited thereto, (5) all proceeds of the foregoing, (6) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and (7) any General Intangibles (as defined in the New York UCC) at any time evidencing or relating to any of the foregoing (all of the foregoing in (1) – (7), the “Escrow Collateral”), to secure the prompt and complete payment and performance by the Company of the Special Mandatory Redemption Price on the Special Mandatory Redemption Date and the payment by the Company of any other amounts due under the Indenture (including the Trustee’s fees and expenses) (the “Secured Obligations”). The Trustee shall have all of the rights and remedies of a secured party under the New York UCC with respect to the Escrow Collateral securing the Secured Obligations. For the avoidance of doubt, the Trustee (in its capacity as such) shall be considered a designee of the Escrow Agent (in its capacity as such) in connection with the pledge pursuant to this paragraph. The security interest of the Trustee granted pursuant hereto shall at all times be valid, perfected and enforceable as a first priority security interest. The Company agrees to take all steps necessary to maintain the security interest created by this Agreement as a perfected first-priority security interest. Without limiting the generality of the foregoing, the Company hereby agrees to file and authorizes the Trustee to file one or more UCC financing statements (including amendments thereto and continuations thereof) in such jurisdictions and filing offices and containing such description of Escrow Collateral as may be reasonably necessary in order to perfect the security interest granted herein, and the Company agrees to file or to cause to be filed all such UCC financing statements in such jurisdictions and filing offices and containing such description of Escrow Collateral as is necessary in order to perfect the security interest granted herein; provided that the Trustee and the Escrow Agent and the Intermediary shall have no obligation to file or monitor the filing of UCC financing statements. The Escrow Agent and the Intermediary shall be entitled to rely conclusively and without independent investigation or inquiry on the Company with respect to creating, perfecting, maintaining and continuing the security interest created by this Agreement as a perfected first-priority security interest. The Escrow Agent and the Intermediary make no representation concerning whether or not any security interest exists with respect to any property held under the terms of this Agreement and the Escrow Agent and the Intermediary shall have no duty or obligation with respect to the creation, perfection or continuation of any such security interest, it being understood and agreed that the duties of the Escrow Agent with respect to any property held pursuant to this Agreement are limited and confined exclusively to the duties and responsibilities expressly set forth herein; provided that the Escrow Agent and Intermediary shall comply with the terms of this Agreement which grant the Trustee control over the Escrowed Property. The Company represents and warrants that as of the date hereof its legal name is that set forth on the signature pages hereof and it is duly formed and validly existing as a corporation under the laws of the State of Delaware and is not organized under the laws of any other jurisdiction, and the Company hereby agrees that it will not change its legal name or jurisdiction of organization without giving the Trustee and the Initial Purchasers not less than five (5) Business Days’ prior written notice thereof and without preparing and filing, at the Company’s expense, all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect (or to maintain the perfection of) the security interest in the Escrow Collateral in each office necessary for such purpose.

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(iii)    Prior to release from the Escrow Account, all Escrowed Property shall either be (a) held as a U.S. Dollar deposit balance or (b) invested in Eligible Escrow Investments (as defined below) specified in writing to the Escrow Agent by an Authorized Officer of the Company, and in each case, shall be credited to the Escrow Account. The Intermediary hereby agrees that the Eligible Escrow Investments and any investment property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated) credited to the Escrow Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC. For purposes of this Agreement, “Eligible Escrow Investments” means (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having repricings or maturities of not more than one year from the date of acquisition; (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any United States commercial bank having capital and surplus in excess of $500.0 million (which, for the avoidance of doubt, the Intermediary has agreed in this Section 3(c)(iii) to credit to the Escrow Account and to treat as financial assets credited to a securities account); (c) repurchase obligations with a term of not more than 14 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above; and (d) money market funds that invest solely in Eligible Escrow Investments of the kinds described in clauses (a) through (c) above. The Escrow Agent and the Intermediary shall be entitled to assume conclusively and without independent inquiry that investments specified in writing by an Authorized Officer of the Company conform to the requirements of this Agreement. If at any time the Intermediary receives any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC) with respect to any financial asset credited to an Escrow Account from the Trustee, the Intermediary shall comply with such entitlement order without further consent of the Company, the Escrow Agent or any other person. The Company hereby agrees with the Escrow Agent and the Trustee that the Company shall not give any entitlement orders to the Intermediary or instructions to the Escrow Agent, except to the extent provided in Sections 4(a) and 5(a) below. The Trustee agrees, solely for the benefit of the Company, that it will not give any entitlement order to the Intermediary except on the written directions of the majority of the holders of the Secured Notes (other than after the occurrence and during the continuation of an Event of Default), it being understood that the Intermediary shall have no responsibility whatsoever to determine whether such directions have been provided to the Trustee.

(iv)    Upon the release of any Escrowed Property pursuant to Section 5 hereof, the security interest of the Trustee for the benefit of the holders of the Secured Notes shall automatically terminate without any further action and the Escrowed Property shall be delivered to the recipient entitled thereto free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Trustee and the holders of the Secured Notes.

Section 4.    Investment of the Escrowed Property; Income Tax Reporting.

(a)    During the term of this Agreement and prior to delivery by the Trustee of a notice to the Escrow Agent stating that an Event of Default (as defined in the Secured Notes Indenture) has occurred and is continuing under the Secured Notes Indenture, the Escrow Agent shall, at the initial written direction, in the form of Exhibit F, of one of the authorized representatives of the Company identified on Schedule I hereto (each, an “Authorized Officer”), instruct the Intermediary to invest and reinvest the Escrowed Property in the Eligible Escrow Investments, as set forth in such written direction.

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(b)    The Escrow Agent shall have no obligation to invest or reinvest the Escrowed Property if deposited with the Escrow Agent after 10:00 a.m. local time in the City of New York on such day of deposit until the next Business Day. Instructions received after 10:00 a.m. local time in the City of New York will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses, fee, tax, penalty or other charge resulting from the investment, reinvestment or liquidation of the Escrowed Property. Any interest or other income received on such investment and reinvestment of the Escrowed Property shall become part of the Escrowed Property and any losses incurred on such investment and reinvestment of the Escrowed Property shall be debited against the Escrowed Property. The Company shall be responsible for any and all differences between the amount of Escrowed Property released pursuant to Section 5 and the Special Mandatory Redemption Price plus any other amounts due under the Indenture. If an investment selection is not made and a written direction not given to the Escrow Agent, the Escrowed Property shall remain uninvested with no liability for interest or earnings thereon. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments, including without limitation charging any applicable agency fee (which fees, for the avoidance of doubt, are separate from any fees the Escrow Agent may charge for acting as Escrow Agent) in connection with each transaction. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity at pricing standards for customers similarly situated to the Company. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrowed Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder and the parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to the investment of moneys held hereunder or the purchase, sale, retention or other disposition of any investment. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (A) serving as investment adviser, administrator, shareholder servicing agent, custodian or subcustodian with respect to certain of the investments, (B) using affiliates to effect transactions in certain investments and (C) effecting transactions in investments. Following delivery by the Trustee of a notice to the Escrow Agent stating that an Event of Default (as defined in the Secured Notes Indenture) has occurred and is continuing, the Escrow Agent shall hold the Escrowed Property on deposit in the Escrow Account without investment. The Escrow Agent shall be under no duty to afford the Escrowed Property any greater degree of care than it gives similar escrowed property.

(c)    (i) The parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrowed Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year.

(ii)    Prior to the date hereof, the Company shall provide the Escrow Agent with certified tax identification numbers by furnishing Internal Revenue Service Form W-9 and such other forms and documents that the Escrow Agent may reasonably request. With respect to the preparation and delivery of Form 1099s and all matters pertaining to the reporting of earnings on funds held under this Agreement, the Escrow Agent shall be entitled to request and receive written instructions from the Company, and the Escrow Agent shall be entitled to rely conclusively and without further inquiry on such written instructions. The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow

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Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrowed Property.

(iii)    To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Property, the Escrow Agent shall satisfy such liability to the extent possible from Excess Escrowed Property, if any. The Company shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 4(c)(iii) is in addition to the indemnification provided in Section 8 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

Section 5.    Distribution of Escrowed Property. The Escrow Agent is directed to distribute the Escrowed Property in the following manner:

(a)    if at or prior to 2:00 p.m. (New York City time) on the Business Day prior to the Outside Date, the Escrow Agent receives an officers’ certificate from the Company substantially in the form of Exhibit B, dated as of the date the Escrowed Property is to be released (the “Escrow Release Date”) pursuant to the Release Notice (as defined below), executed by Authorized Officers of the Company and certifying to the Escrow Agent as to the matters set forth therein (an “Officers’ Certificate”), and a written notice substantially in the form of Exhibit C, executed by Authorized Officers of the Company (a “Release Notice”), the Escrow Agent shall, provided that the Release Notice has been received, release the Escrowed Property as directed and in the manner set forth in the Release Notice and the Officers’ Certificate from the Company; or

(b)    if (A) the Escrow Agent shall not have received an Officers’ Certificate pursuant to Section 5(a) on or prior to the Outside Date, (B) the Company shall have notified the Escrow Agent and the Trustee in writing in the form of an Officers’ Certificate (which may be a Release Notice) stating that (x) the Company will not pursue the consummation of the Acquisition (as defined in the Secured Notes Indenture) or (y) the Merger Agreement has been or will be terminated or (C) the Trustee has received a request of the holders of a majority in principal amount of the Secured Notes then outstanding following any declaration of the acceleration of the Secured Notes under Section 6.02 of the Secured Notes Indenture that has not been rescinded, and the Trustee shall have delivered to the Escrow Agent a notice in the form of Exhibit D hereto (upon which the Escrow Agent shall rely conclusively and without further inquiry) (each of the events described in the foregoing clauses (A), (B) and (C), a “Special Mandatory Redemption Event”), the Escrow Agent shall, as provided in this section, release the Escrowed Property (including any investment earnings) to the Trustee on such date pursuant to the wire and delivery instructions provided on Schedule II hereto (the date of such release, the “Escrow Termination Date”).

(c)    The Company shall deliver the Officers’ Certificate (or the Release Notice, as applicable) pursuant to Section 5(b)(B) no later than the Business Day immediately following the date of the Company’s determination referenced therein.

(d)    Following the release of the Escrowed Property in connection with a Special Mandatory Redemption Event, any Excess Escrowed Property in excess of any fees, expenses or other amounts payable under the Secured Notes Indenture or hereunder in connection therewith or as set forth in Section 8(d), shall be returned by the Escrow Agent to the Company.

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Section 6.    Termination. This Agreement shall terminate upon the distribution of all Escrowed Property from the account established hereunder, including any interest and investment earnings thereon, and this Agreement shall be of no further force and effect except as provided in the immediately following sentence. The provisions of Sections 4(c), 7, 8 and 9 hereof shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 7.    Duties of the Escrow Agent.

(a)    Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party hereto or any other person under this Agreement. The Escrow Agent will not be responsible or liable for the failure of any party hereto to perform in accordance with this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement (including but not limited to the Merger Agreement, the Purchase Agreement, the Secured Notes Indenture or the Secured Notes), whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Agreement to any other agreement, instrument, or document are for the convenience of the parties hereto, and the Escrow Agent has no duties or obligations with respect thereto. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.

(b)    Attorneys and Agents. The Escrow Agent may consult with counsel of its selection, including its in-house counsel, with respect to any questions relating to its duties and responsibilities and shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken in good faith by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 8(d) for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties hereunder either directly or by or through its agents, representatives, attorneys, custodians, and/or nominees and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent, representative, attorney, custodian or nominee appointed with due care by it hereunder.

(c)    Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in good faith in accordance with the direction or consent of the parties hereto or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any signature, endorsement, assignment, instruction, notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Agreement, the Company shall deliver to the Escrow Agent authorized signers’ forms in the form of Schedule I to this Agreement.

(d)    Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

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(e) No Financial Obligation. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement, unless it shall have been furnished with indemnity and/or security satisfactory to it.

(f) The Escrow Agent shall have no liability under the provisions of any agreement other than this Agreement.

Section 8. Provisions Concerning the Escrow Agent.

(a) Indemnification. The Company shall indemnify, defend and hold harmless the Escrow Agent and each of its officers, directors and employees from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent or any of such persons suffers or incurs by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to the Escrow Agent’s appointment as Escrow Agent hereunder, this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage, claim or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent, its officers, directors or employees. The provisions of this Section 8(a) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

(b) Limitation of Liability. The Escrow Agent shall not be liable, directly or indirectly, for any (A) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have directly resulted from the Escrow Agent’s gross negligence or willful misconduct, or (B) special, indirect, punitive or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(c) Resignation or Removal. The Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by furnishing written notice of its resignation to the Company and the Trustee, which notice shall specify the date when such resignation shall take effect, and the Company and the Trustee may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Within seven Business Days after giving the notice of removal to the Escrow Agent or receiving the notice of resignation from the Escrow Agent, in each case pursuant to this Section 8(c), the Company shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such seven Business Day period, the Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of the Company. Such resignation or removal, as the case may be, shall be effective upon the appointment of a successor, and the retiring Escrow Agent shall transmit all records pertaining to the Escrowed Property and shall pay all Escrowed Property to the successor escrow agent, after making copies of records the Escrow Agent deems advisable and, solely to the extent of Excess Escrowed Property, if any, after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees and expenses) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Upon delivery of such Escrowed Property to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

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(d) Compensation. The Escrow Agent shall be entitled to compensation for its services and reimbursement of its expenses as separately agreed upon with the Company, which compensation and reimbursement shall be paid by the Company. The Company agrees to pay such compensation and to reimburse the Escrow Agent for the out-of-pocket expenses (including, without limitation, attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within 30 days of the date due, the Escrow Agent in its sole discretion may charge the Company interest on such amount in accordance with its customary billing policies, which amount may not exceed the highest rate permitted by applicable law. The Escrow Agent may, in its sole discretion, withhold from any distribution of Excess Escrowed Property, if any, an amount equal to any unpaid fees and expenses to which the Escrow Agent is entitled hereunder and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from Excess Escrowed Property, if any. The provisions of this section shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

(e) Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrowed Property until the Escrow Agent (A) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrowed Property, in which event the Escrow Agent shall be authorized to disburse the Escrowed Property in accordance with such final court order, arbitration decision, or agreement, (B) receives a written agreement jointly executed by the Company and the Trustee, in which event the Escrow Agent shall be authorized to disburse the Escrowed Property in accordance with the instructions of the Company and the Trustee, or (C) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrowed Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action; provided that, notwithstanding the foregoing, the Escrow Agent shall release the Escrowed Property in accordance with Section 5 hereof; provided further that, for the avoidance of doubt, the Trustee shall at all times have the right to instruct the Intermediary pursuant to Section 3(c)(iii) hereof with respect to the Escrow Account and the other Escrow Collateral credited thereto. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent. The Escrow Agent shall be entitled to act on any agreement, court order or arbitration decision without further question, inquiry or consent. The Escrow Agent shall have no liability to the Company or any other person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrowed Property or any delay in or with respect to any other action required or requested of Escrow Agent.

(f) Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its escrow or corporate trust business and assets as a whole or substantially as a

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whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(g) Attachment of Escrowed Property; Compliance with Legal Orders. In the event that any Escrowed Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(h) Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation acts of God, earthquakes, fire, flood, wars, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services, accidents, nuclear catastrophes, labor disputes, acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 9. Miscellaneous.

(a) This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof. All prior and contemporaneous negotiations and agreements between or among the parties hereto on the matter contained in this Agreement are expressly merged into and superseded by this Agreement.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws (other than Section 5-1401 of the General Obligations Law).

(c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail, return receipt requested, directed to such person at such person’s address for purposes of notices hereunder. The Company, the Trustee and the Escrow Agent further agree that the Escrow Agent has the right to interplead all of the assets held hereunder into a court of competent jurisdiction pursuant to Section 8(e) hereto in order to determine the rights of any person claiming any interest herein. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT

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OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(d) All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (A) personally, (B) by facsimile transmission with written confirmation of receipt, (C) by overnight delivery with a reputable national overnight delivery service, or (D) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. Notwithstanding anything to the contrary herein provided, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Company:

Western Digital Corporation

3355 Michelson Drive, Suite 100

Irvine, California 92612

Phone: (949) 672-7822

Facsimile: (949) 672-6604

Attention: Michael Ray

If to the Trustee:

U.S. Bank National Association

Global Corporate Trust Services

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Phone: (213) 615-6043

Facsimile: (213) 615-6197

Attention: P.Oswald (Western Digital Secured Notes)

If to the Escrow Agent or the Intermediary:

SunTrust Bank

919 East Main Street, 7th Floor

Richmond, Virginia 23219

Client Manager: Nickida Dooley, Vice President

Phone: (804)782-7610

Facsimile: (804)225-7141

Attention: Escrow Services

Email: Nickida.Dooley@Suntrust.com

(e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

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(f) Except as otherwise specifically provided for in this Section 9(f), this Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. Any such assignment made without such consent shall be null and void for all purposes. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. The Escrow Agent may assign or transfer its rights under this Agreement to any of its affiliates without the prior written consent of any party hereto, provided that the Escrow Agent shall notify the Company in writing of such assignment or transfer promptly following the effectiveness thereof. For purposes of this Section, “affiliate” means any person that directly or indirectly controls, or is under common control with, or is controlled by, the Escrow Agent, provided that “control” (including its correlative meanings – “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of partnership or other ownership interests, by contract or otherwise). Except as expressly provided herein, no person other than the holders of the Secured Notes shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto and the holders of the Secured Notes and (subject to the provisions of this Section 9(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person other than the holders of the Secured Notes.

(g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the Company, the Trustee and the Escrow Agent. This Agreement may not be modified orally or by electronic mail (other than in PDF format).

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(j) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy. A waiver by any party to this Agreement of any condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in one or more instances, shall not be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

(k) Each of the parties hereto hereby represents and warrants (A) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (B) that the execution, delivery and performance of this Agreement by such party does not and will not violate any law or regulation applicable to it.

(l) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

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(m) For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or required by law to close.

(n) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by Authorized Officers of the Company or Trustee designated on Schedule I attached hereto and made a part hereof, which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

(o) This Agreement has been accepted, executed and delivered by the Trustee in its capacity as Trustee under and pursuant to the terms of the Secured Notes Indenture. The Trustee shall be entitled to all rights, privileges, immunities and protections set forth in the Secured Notes Indenture in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

(p) The parties hereto are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the appropriate state. The Escrow Agent shall have no liability to the Company, its heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrowed Property be subject to escheat.

(q) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Escrow Agent, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Escrow Agent. The parties to this Agreement agree that they will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WESTERN DIGITAL CORPORATION

By:	/s/ Olivier Leonetti
	Name:	Olivier Leonetti
	Title:	Chief Financial Officer

[Western Digital - Escrow Agreement (Secured)]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee under the Secured Notes Indenture

By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

[Western Digital - Escrow Agreement (Secured)]

SUNTRUST BANK,
as Escrow Agent

By:	/s/ Nickida Dooley
	Name:	Nickida Dooley
	Title:	Vice President

SUNTRUST BANK, as Securities Intermediary

By:	/s/ Nickida Dooley
	Name:	Nickida Dooley
	Title:	Vice President

[Western Digital - Escrow Agreement (Secured)]

WESTERN DIGITAL CORPORATION SECURED NOTES ESCROW

EXHIBIT A

Notice of Extension of Outside Date

NOTICE IS HEREBY GIVEN THAT pursuant to Section 3(b) of the Escrow Agreement, dated as of April 13, 2016 (the “Escrow Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee, SunTrust Bank, as escrow agent (the “Escrow Agent”), and SunTrust Bank, as securities intermediary, as of the date hereof the Company hereby elects to extend the Outside Date such that the effective “Outside Date” for purposes of the Escrow Agreement shall be as set forth below. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Secured Notes Indenture referred to therein).

The Company hereby certifies to the Escrow Agent and the Trustee through the undersigned officers that they are extending the Outside Date in accordance with Section 3(b) of the Escrow Agreement.

Prior to Notice:

Outside Date:    October 21, 2016

Effective upon Notice:

Outside Date:    January 21, 2017

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A-1

IN WITNESS WHEREOF, the Company, through the undersigned officers, has signed this notice this             day of             , 2016.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-2

WESTERN DIGITAL CORPORATION SECURED NOTES ESCROW

EXHIBIT B

Officers’ Certificate

Western Digital Corporation

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of April 13, 2016 (the “Escrow Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Company”), U.S. BANK NATIONAL ASSOCIATION, as trustee, SUNTRUST BANK, as escrow agent (the “Escrow Agent”), and SUNTRUST BANK, as securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Secured Notes Indenture referred to therein).

The Company hereby certifies to the Escrow Agent and the Trustee through the undersigned officers that on the date hereof, substantially concurrently with the release of the Escrowed Property:

(1) all of the conditions to the funding of all loans under the Credit Agreement on the date of the initial funding thereof (or with respect to any loans under the Credit Agreement that have been funded into escrow, all of the conditions to the release of such loans from escrow) have been, or will have been, satisfied or waived prior to or concurrently with the release of the Escrowed Property; and

(2) the Escrowed Property will be used on a substantially concurrent basis by the Company to consummate the Acquisition in accordance with the terms of the Merger Agreement and as described in the Offering Memorandum.

Pursuant to the Escrow Agreement, the Company hereby authorizes and instructs the release by the Escrow Agent of the Escrowed Property as promptly as practicable following the receipt of this certificate but in no event later than [insert time][a.m.][p.m.] (New York City time) on [insert date].1

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Time of release to be no earlier than an hour after the time of delivery of the Officer’s Certificate pursuant to Section 5(a).

Exhibit B-1

IN WITNESS WHEREOF, the Company, through the undersigned officers, has signed this officers’ certificate this              day of                 , 2016.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-2

WESTERN DIGITAL CORPORATION SECURED NOTES ESCROW

EXHIBIT C

Form of Release Notice

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of April 13, 2016 (the “Escrow Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), SunTrust Bank, as escrow agent (the “Escrow Agent”) and SunTrust Bank, as securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Secured Notes Indenture referred to therein).

Pursuant to the Escrow Agreement, the Company hereby authorizes the release by the Escrow Agent of the Escrowed Property in the aggregate amount of:

[Choose one of the following as applicable:]

[Purpose A – Choose if a release pursuant to Section 5(a)]

(i)    $                      (representing the Secured Escrow Purchasers’ Commission (as defined in the Purchase Agreement)) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the Initial Purchasers, pursuant to the Initial Purchasers’ Wire Instructions on Schedule I attached hereto or as otherwise directed by Merrill Lynch, Pierce, Fenner & Smith in its capacity as a Representative of the Initial Purchasers in connection with the offering of the Secured Notes.

(ii)    $                      (representing the remaining balance of Escrowed Property in the Escrow Account(s) after the release in step 1 above) payable to the Company pursuant to the wire instructions on Schedule I attached hereto.

[Purpose B – Choose if a Special Mandatory Redemption is triggered and Escrowed Property is to be distributed pursuant to Section 5(b)]

$                    , representing 100% of the Escrowed Property to the Trustee pursuant to the wire and delivery instructions provided on Schedule II of the Escrow Agreement.

The Escrow Agent is hereby notified that [Choose one of the following as applicable:][the Company will not pursue the consummation of the Acquisition][the Merger Agreement has been terminated], and this Release Notice shall constitute upon delivery a Special Mandatory Redemption Event pursuant to Section 5(b) of the Escrow Agreement.

Exhibit C-1

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this             day of                , 2016.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit C-2

WESTERN DIGITAL CORPORATION SECURED NOTES ESCROW

Schedule I to Exhibit C

1. Initial Purchasers’ Wire Instructions

Name of Bank:	Bank of America
City/State of Bank:	Dallas, TX
ABA Number of Bank:	026009593
Name of Beneficiary:	Merrill Lynch Pierce Fenner & Smith Inc
Account Number at Bank:

2. Company Wire Instructions

Name of Bank:	JPMorgan Chase Bank, N.A.
City/State of Bank:	New York, NY
ABA Number of Bank:	021000021
Name of Account:	Western Digital Corporation
Account Number at Bank:

Exhibit C-3

WESTERN DIGITAL CORPORATION SECURED NOTES ESCROW

EXHIBIT D

FORM OF ENFORCEMENT NOTICE

OF

TRUSTEE

                                  , 2016

This certificate is being delivered pursuant to Section 5(b)(C) of the Escrow Agreement, dated as of April 13, 2016 (the “Escrow Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), SunTrust Bank, as escrow agent (the “Escrow Agent”), and SunTrust Bank, as securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Secured Notes Indenture referred to therein).

The undersigned hereby certifies that the Secured Notes have been declared accelerated pursuant to Section 6.02 of the Secured Notes Indenture and that the holders of a majority in principal amount of the Secured Notes then outstanding have requested that the Trustee instruct the Escrow Agent to release the Escrowed Property to the Trustee to consummate a Special Mandatory Redemption in accordance with Section 3.07 of the Secured Notes Indenture.

[Signature page follows]

Exhibit D-1

IN WITNESS WHEREOF, the Trustee, through the undersigned officer, has signed this Enforcement Notice as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Secured Notes Indenture

By:
Name:
Title:

Exhibit D-2

WESTERN DIGITAL CORPORATION SECURED NOTES ESCROW

EXHIBIT F

Investment Authorization Form

To:                        SunTrust Bank

I direct and authorize you to invest all temporary cash and the portion of my account(s) that is appropriate to maintain in cash or cash equivalents in a SunTrust Bank deposit option as follows:

Check One:

SunTrust Interest Bearing Demand Deposit Account	SunTrust Non-Interest Bearing Demand Deposit Account

I acknowledge and consent that:

1.	I understand that investments in the SunTrust Interest Bearing Demand Deposit Account and SunTrust Non-Interest Bearing Demand Deposit Account are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest. The Parties understand that deposits in the SunTrust Interest Bearing Demand Deposit Account and SunTrust Non-Interest Bearing Demand Deposit Account are not secured.

2.	I have full power to direct and authorize investments in account(s) identified below.

This direction and authorization shall continue in effect until revoked by written instruction delivered to the Bank. Until a replacement fund is provided to the Bank all funds will be held in cash.

Date:	April 13, 2016

Account Name and Number:

X Michael Cordano		X /s/ Michael Cordano

Name (printed or typed)			Signature

X Michael Ray		X /s/ Michael Ray

Name (printed or typed)			Signature

Exhibit F-1

WESTERN DIGITAL CORPORATION SECURED NOTES ESCROW

SCHEDULE I

Authorized Officers of the Company

Name	Title	Specimen Signature/Telephone Number
Michael Cordano	President and Chief Operating Officer	/s/ Michael Cordano

Olivier Leonetti	Chief Financial Officer	/s/ Olivier Leonetti

Michael Ray	Executive Vice President, Chief Legal Officer and Secretary	/s/ Michael Ray

Authorized Officers of the Trustee

Name	Title	Specimen Signature/Telephone Number
Sheri Ball	Vice President	/s/ Sheri Ball

Fonda Hall	Vice President	/s/ Fonda Hall

Paula Oswald	Vice President	/s/ Paula Oswald

213-615-6043

WESTERN DIGITAL CORPORATION SECURED NOTES ESCROW

SCHEDULE II

Trustee Wire and Delivery Instructions

U.S. BANK N.A.

800 Nicollet Mall

Minneapolis, Minnesota 55402

ABA#: 091000022

FBO: U.S. BANK TRUST N.A.

ACCT:

REF: WDC Secured Notes due 2023

ATTN: Corporate Trust (213) 615-6043